Exhibit 99.1
The First Bancorp Reports Record Net Income of $6.4 Million
DAMARISCOTTA, ME, July 17, 2019 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended June 30, 2019. Net income was $6.4 million, up $661,000 or 11.5% from the three months ended June 30, 2018. Earnings per common share on a fully diluted basis over the same period were up $0.06 to $0.59 per share, an increase of 11.3% from the prior year. The Company also announced operating results for the six months ended June 30, 2019. Net income was $12.6 million, up $1.3 million or 11.7% from the first six months of 2018, with earnings per share on a fully diluted basis of $1.15, up $0.11 or 10.6% from the same period in 2018.
“I’m pleased to announce that The First Bancorp set a new earnings mark in the second quarter with net income of $6.4 million” remarked Tony C. McKim, the Company’s President and Chief Executive Officer. “Key factors in our performance continue to be earning asset growth, non-interest income growth and controlled operating expenses. Earning assets are up $80.7 million from a year ago while margins have remained stable, resulting in a year-over-year increase of 5.8% in tax equivalent net interest income. Non-interest income increased 13.3% from the second quarter of 2018, while operating expenses continue to be controlled as demonstrated by our efficiency ratio of 50.80% for the quarter. At the same time, our asset quality metrics remain solid, with annualized net charge-offs at the lowest level since before the financial crisis. I couldn't be prouder of the entire team of banking professionals at The First Bancorp who make these outstanding results possible."

SECOND QUARTER 2019 FINANCIAL HIGHLIGHTS

•	Net Income for the second quarter of 2019 increased 11.5% over the second quarter of 2018 to $6.4 million, and was up 3.9% from the first quarter of 2019.

•	Low-cost deposits as of June 30, 2019 were $747.8 million, up $88.9 million, or 13.5% from a year ago.

•	Total loans outstanding as of June 30, 2019 were $1.25 billion, up $24.7 million, or 2.0% from June 30, 2018.

•
Efficiency Ratio (non-GAAP) improved to 50.80% in the second quarter, down from 51.02% in the second quarter of 2018 (the GAAP Efficiency Ratio was 52.73% in the second quarter of 2019, down from 52.92% in the second quarter of 2018).

•	The non-performing assets to total assets ratio at June 30, 2019 was 0.83%, up modestly from 0.78% at June 30, 2018.

FINANCIAL CONDITION
Total assets at June 30, 2019 were $1.99 billion, up marginally from the quarter ended March 31, 2019 and up $82.9 million from June 30, 2018. Balances in the investment portfolio were up $18.6 million during the quarter while outstanding loan balances were down $15.5 million. Loan balances were impacted by the expected payoff of several large municipal loans, and the refinance of a large commercial real estate loan to a private activity bond, subsequently purchased for the investment portfolio.
Total deposits at June 30, 2019 were $1.59 billion, down $13.9 million from the quarter ended March 31, 2019, and up $176.3 million from June 30, 2018. Over half of the quarter-to- quarter change is attributable to money market deposits which were down $9.5 million, centered in one relationship; low-cost deposits were down $8.9 million due to normal seasonal fluctuations. Year-over-year, low-cost deposits increased $88.9 million, or 13.5%, of which a portion was attributable to a re-classification of borrowed funds to deposits undertaken in the fourth quarter of 2018.
The Company’s capital position remained strong as of June 30, 2019, with an estimated total risk-based capital ratio of 15.07%, and an estimated leverage capital ratio of 8.72%, both well in excess of regulatory requirements.

ASSET QUALITY
Asset quality remained stable and solid. Annualized net charge-offs as a percentage of loans were 0.06% as of June 30, 2019, down from 0.08% percent of loans in calendar year 2018, and 0.12% in calendar year 2017. Past due loans were 0.98% of total loans as of June 30, 2019, up from the 0.89% of total loans at March 31, 2019, and up from 0.61% a year ago. Non-performing assets as a percentage of total assets were 0.83% as of June 30, 2019, up from 0.77% as of March 31, 2019 and up from 0.78% a year ago. Despite the modest period to period increases, past dues and non-performing assets remain low by historical standards. A total of $250,000 was provisioned for loan losses in the second quarter of 2019, down from the $500,000 provisioned in the second quarter of 2018. The allowance for loan losses stood at 0.92% of total loans as of June 30, 2019, in range with the 0.91% and the 0.94% of total loans at March 31, 2019 and June 30, 2018, respectively.

OPERATING RESULTS
Net Income for the three months ended June 30, 2019 was $6.4 million, up $661,000 or 11.5% from the three months ended June 30, 2018. On a fully diluted earnings per share basis, earnings in the second quarter of 2019 were $0.59, up $0.06 or 11.3% from the same period a year ago. Contributing factors to the Company’s second quarter 2019 results included:

•	Non-interest income up $424,000 or 13.3% in the second quarter of 2019 as compared to a year ago; growth was led by loan swap fees and wealth management income.

•	Earning assets up $80.7 million from a year ago which resulted in an increase of $737,000, or 5.8%, in tax-equivalent net interest income from the second quarter of 2018.

•	Annualized tax equivalent net interest margin for the quarter was 2.88%, level with the margin reported in the second quarter of 2018.

•
Non-interest expense for the period up $554,000 or 6.8% from the second quarter of 2018. Year-to-year increases in employee expenses, furniture and equipment expenses and other operating expenses were partially offset by savings in FDIC Insurance premium expense.

The Company's Return on Average Assets was 1.28% and Return on Average Tangible Common Equity was 14.97% for the three months ended June 30, 2019, up from 1.22% and 14.95%, respectively, for the three months ended June 30, 2018.

DIVIDEND
On June 27, 2019 the Company's Board of Directors declared a second quarter dividend of 30 cents per share, an increase of one cent from the 29 cents per share paid in each of the previous four quarters. The second quarter dividend represents a payout to shareholders of 50.85% of net income for the period, and is payable on July 31, 2019 to shareholders of record as of July 10, 2019.

ABOUT THE FIRST BANCORP
The First Bancorp, the parent company of First National Bank, is based in Damariscotta, Maine. Founded in 1864, First National Bank is a full-service community bank with $1.97 billion in assets. The bank provides a complete array of commercial and retail banking services through sixteen locations in mid-coast and eastern Maine. First National Wealth Management, a division of the bank, provides investment management and trust services to individuals, businesses, and municipalities. More information about The First Bancorp, First National Bank and First National Wealth Management may be found at www.thefirst.com.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	June 30, 2019	December 31, 2018	June 30, 2018
Assets
Cash and due from banks	$16,918	$19,134	$21,056
Interest-bearing deposits in other banks	917	12,079	1,616
Securities available for sale	322,570	317,416	302,070
Securities to be held to maturity	302,527	255,663	260,077
Restricted equity securities, at cost	8,982	11,586	12,363
Loans held for sale	—	—	481
Loans	1,249,132	1,238,283	1,224,440
Less allowance for loan losses	11,471	11,232	11,472
Net loans	1,237,661	1,227,051	1,212,968
Accrued interest receivable	9,966	6,660	7,723
Premises and equipment	21,045	22,056	21,682
Other real estate owned	289	584	609
Goodwill	29,805	29,805	29,805
Other assets	46,153	42,536	43,511
Total assets	$1,996,833	$1,944,570	$1,913,961
Liabilities
Demand deposits	$147,771	$163,575	$146,964
NOW deposits	363,092	382,923	282,449
Money market deposits	128,180	152,043	100,378
Savings deposits	236,915	237,135	229,464
Certificates of deposit	377,806	372,464	400,680
Certificates $100,000 to $250,000	268,296	162,185	204,311
Certificates $250,000 and over	70,896	56,760	52,400
Total deposits	1,592,956	1,527,085	1,416,646
Borrowed funds	181,858	210,317	297,455
Other liabilities	18,209	15,626	16,556
Total Liabilities	1,793,023	1,753,028	1,730,657
Shareholders' equity
Common stock	109	109	109
Additional paid-in capital	63,319	62,746	62,246
Retained earnings	138,493	132,460	126,464
Net unrealized gain (loss) on securities available-for-sale	2,750	(5,051)	(7,245)
Net unrealized loss on securities transferred from available for sale to held to maturity	(190)	(197)	(189)
Net unrealized gain (loss) on cash flow hedging derivative instruments	(708)	1,438	2,066
Net unrealized gain (loss) on postretirement benefit costs	37	37	(147)
Total shareholders' equity	203,810	191,542	183,304
Total liabilities & shareholders' equity	$1,996,833	$1,944,570	$1,913,961
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,890,236	10,862,651	10,851,917
Book value per common share	$18.71	$17.63	$16.89
Tangible book value per common share	$15.96	$14.87	$14.13

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the six months ended June 30,		For the quarter ended June 30,
In thousands of dollars, except per share data	2019	2018	2019	2018
Interest income
Interest and fees on loans	$29,457	$25,429	$14,900	$13,038
Interest on deposits with other banks	97	17	29	6
Interest and dividends on investments	9,536	8,210	4,893	4,161
Total interest income	39,090	33,656	19,822	17,205
Interest expense
Interest on deposits	11,756	6,857	6,179	3,758
Interest on borrowed funds	1,485	2,121	693	1,178
Total interest expense	13,241	8,978	6,872	4,936
Net interest income	25,849	24,678	12,950	12,269
Provision for loan losses	625	1,000	250	500
Net interest income after provision for loan losses	25,224	23,678	12,700	11,769
Non-interest income
Investment management and fiduciary income	1,637	1,542	864	802
Service charges on deposit accounts	1,170	1,097	609	570
Net securities gains	—	136	—	—
Mortgage origination and servicing income	651	692	355	361
Other operating income	3,291	2,846	1,777	1,448
Total non-interest income	6,749	6,313	3,605	3,181
Non-interest expense
Salaries and employee benefits	8,833	8,770	4,423	4,280
Occupancy expense	1,287	1,297	635	598
Furniture and equipment expense	2,000	1,844	1,025	915
FDIC insurance premiums	439	613	231	334
Amortization of identified intangibles	22	22	11	11
Other operating expense	4,547	4,209	2,405	2,038
Total non-interest expense	17,128	16,755	8,730	8,176
Income before income taxes	14,845	13,236	7,575	6,774
Applicable income taxes	2,294	1,996	1,180	1,040
Net Income	$12,551	$11,240	$6,395	$5,734
Basic earnings per share	$1.16	$1.04	$0.59	$0.53
Diluted earnings per share	$1.15	$1.04	$0.59	$0.53

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the six months ended June 30,		As of and for the quarter ended June 30,
Dollars in thousands, except for per share amounts	2019	2018	2019	2018

Summary of Operations
Interest Income	$39,090	$33,656	$19,822	$17,205
Interest Expense	13,241	8,978	6,872	4,936
Net Interest Income	25,849	24,678	12,950	12,269
Provision for Loan Losses	625	1,000	250	500
Non-Interest Income	6,749	6,313	3,605	3,181
Non-Interest Expense	17,128	16,755	8,730	8,176
Net Income	12,551	11,240	6,395	5,734
Per Common Share Data
Basic Earnings per Share	$1.16	$1.04	$0.59	$0.53
Diluted Earnings per Share	1.15	1.04	0.59	0.53
Cash Dividends Declared	0.59	0.53	0.30	0.29
Book Value per Common Share	18.71	16.89	18.71	16.89
Tangible Book Value per Common Share	15.96	14.13	15.96	14.13
Market Value	26.85	28.22	26.85	28.22
Financial Ratios
Return on Average Equity (a)	12.76%	12.39%	12.74%	12.51%
Return on Average Tangible Common Equity (a)	15.03%	14.82%	14.97%	14.95%
Return on Average Assets (a)	1.27%	1.21%	1.28%	1.22%
Average Equity to Average Assets	9.99%	9.79%	10.07%	9.75%
Average Tangible Equity to Average Assets	8.48%	8.18%	8.57%	8.16%
Net Interest Margin Tax-Equivalent (a)	2.90%	2.94%	2.88%	2.88%
Dividend Payout Ratio	50.86%	50.96%	50.85%	54.72%
Allowance for Loan Losses/Total Loans	0.92%	0.94%	0.92%	0.94%
Non-Performing Loans to Total Loans	1.23%	1.17%	1.23%	1.17%
Non-Performing Assets to Total Assets	0.83%	0.78%	0.83%	0.78%
Efficiency Ratio	50.63%	52.39%	50.80%	51.02%
At Period End
Total Assets	$1,996,833	$1,913,961	$1,996,833	$1,913,961
Total Loans	1,249,132	1,224,440	1,249,132	1,224,440
Total Investment Securities	634,079	574,510	634,079	574,510
Total Deposits	1,592,956	1,416,646	1,592,956	1,416,646
Total Shareholders' Equity	203,810	183,304	203,810	183,304
(a) Annualized using a 365-day basis for both 2019 and 2018

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance (including for purposes of determining the compensation of certain executive officers and other Company employees) and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and with other financial institutions, as well as demonstrating the effects of significant gains and charges in the current period, in light of the disclosure practices employed by many other publicly-traded financial institutions. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.
The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 21.0% tax rate was used in both 2019 and 2018.

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net interest income as presented	$25,849	$24,678	$12,950	$12,269
Effect of tax-exempt income	1,151	1,046	589	533
Net interest income, tax equivalent	$27,000	$25,724	$13,539	$12,802

The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from non-interest expenses, excludes securities gains from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Non-interest expense, as presented	$17,128	$16,755	$8,730	$8,176
Net interest income, as presented	25,849	24,678	12,950	12,269
Effect of tax-exempt interest income	1,151	1,046	589	533
Non-interest income, as presented	6,749	6,313	3,605	3,181
Effect of non-interest tax-exempt income	83	83	41	41
Net securities gains	—	(136)	—	—
Adjusted net interest income plus non-interest income	$33,832	$31,984	$17,185	$16,024
Non-GAAP efficiency ratio	50.63%	52.39%	50.80%	51.02%
GAAP efficiency ratio	52.54%	54.06%	52.73%	52.92%
The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
In thousands of dollars	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Average shareholders' equity as presented	$198,406	$182,979	$201,375	$183,898
Less intangible assets	(29,968)	(30,011)	(29,978)	(30,021)
Tangible average shareholders' equity	$168,438	$152,968	$171,397	$153,877

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact Richard M. Elder, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3195.